UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported)   June 15, 2005


                          POLO RALPH LAUREN CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


             001-13057                                   13-2622036
--------------------------------------------------------------------------------
      (Commission File Number)                 (IRS Employer Identification No.)



  650 MADISON AVENUE, NEW YORK, NEW YORK                   10022
--------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                (Zip Code)


                                 (212) 318-7000
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ESTABLISHMENT OF PERFORMANCE CRITERIA UNDER THE EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN AND THE 1997 LONG-TERM STOCK INCENTIVE PLAN GRANTS

            On June 15, 2005, the Compensation Committee of the Board of Directors of Polo Ralph Lauren Corporation (the "Company") approved performance measures and goals applicable to the payment of bonuses for the fiscal year ending April 1, 2006 ( the "2006 fiscal year") under the Company's Executive Officer Annual Incentive Plan (the "Cash Plan") and the vesting of performance vesting restricted stock units granted on that date under the 1997 Long-Term Stock Incentive Plan (the "Stock Plan"), and selected the following executive officers as participants under these plans: Ralph Lauren, Roger N. Farah, Jackwyn Nemerov, Tracey T. Travis and Mitchell A. Kosh.

            The performance measure selected by the Compensation Committee for the Cash Plan is income before income taxes, and the bonuses otherwise payable to the executive officers other than Mr. Lauren are subject to an up to 10% adjustment based on Company expense control performance, in each case subject to adjustment to exclude the effect of certain events and transactions as permitted by the Cash Plan. Achievement of the targeted performance goals would result in bonuses for Mr. Lauren, Mr. Farah, Ms. Nemerov, Ms. Travis and Mr. Kosh of $10 million, $1.8 million, $900,000, $312,500 and $300,000, respectively. The maximum bonuses achievable by Mr. Lauren, Mr. Farah, Ms. Nemerov, Ms. Travis and Mr. Kosh under the Cash Plan if the performance goal are exceeded are $15 million, $2.7 million, $1.8 million, $625,000 and $600,000, respectively, with the actual amount paid determined by reference to the amount, if any, by which the performance goals are exceeded.

            The performance measure selected by the Compensation Committee for the restricted stock unit grants made on June 15, 2005 under the Stock Plan is net income, subject to adjustment to exclude the effect of certain events and transactions as permitted by the Stock Plan. Achievement of the performance goal for the three fiscal year period ending on March 29, 2008, would result in vesting of 187,500, 25,000, 5,800 and 5,800 restricted stock units to Mr. Farah, Ms. Nemerov, Ms. Travis and Mr. Kosh, respectively. Each unit that vests is payable in a share of the Company's Class A Common Stock, par value $0.01. The number of shares that may be received by Ms. Nemerov, Ms. Travis and Mr. Kosh if the performance goals are exceeded may be increased to up to 150% of the number of units granted to them.

OTHER EQUITY INCENTIVE AWARDS

            On June 15, 2005, the Company granted to Mr. Lauren, Ms. Nemerov, Ms. Travis and Mr. Kosh 150,000, 60,000, 9,375, and 9,375 stock options, respectively, with an exercise price equal to the then market value of the underlying stock on the date of grant. The stock options vest in equal annual installments over three years beginning June 15, 2006, subject to forfeiture upon termination of employment under certain circumstances, and have ten year terms.

            On June 15, 2005, Mr. Lauren was granted 100,000 restricted stock units. These units vest on the fifth anniversary of the date of grant, subject to accelerated vesting upon the termination of Mr. Lauren's employment (except in certain circumstances). Vested units are payable in shares of Class A Common Stock following the termination of Mr. Lauren's employment.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        POLO RALPH LAUREN CORPORATION


Date:  June 21, 2005                    By: /s/ Mitchell A. Kosh
                                            -----------------------------------
                                            Name:   Mitchell A. Kosh
                                            Title:  Senior Vice President,
                                                    Human Resources and Legal